                                                                    EXHIBIT 25.2

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) /X/

                 J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

    A NATIONAL BANKING ASSOCIATION                        95-4655078
                                                         (I.R.S. EMPLOYER
                                                         IDENTIFICATION NUMBER)

101 CALIFORNIA STREET, FLOOR 38
SAN FRANCISCO, CALIFORNIA                                94111
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)

                                THOMAS F. GODFREY
                  VICE PRESIDENT AND ASSISTANT GENERAL COUNSEL
                               JPMORGAN CHASE BANK
                       1 CHASE MANHATTAN PLAZA, 25th FLOOR
                            NEW YORK, NEW YORK 10081
                                 (212) 552-2192
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


                          ALLSTATE LIFE GLOBAL FUNDING
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

         DELAWARE                                           NOT APPLICABLE
   (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NUMBER)

6525 MORRISON BOULEVARD, SUITE 318
CHARLOTTE, NORTH CAROLINA                                       28211
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                        (ZIP CODE)


                                  FUNDING NOTES
                         (TITLE OF INDENTURE SECURITIES)

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ITEM 1.  GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE
                  TRUSTEE:

                  (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                  Comptroller of Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C..

                  (b)   WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST
                  POWERS.

                  The trustee is authorized to exercise corporate trust powers.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE
                  TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

                  No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS
                  STATEMENT OF ELIGIBILITY.

       Exhibit 1. Articles of Association of the Trustee as Now in Effect (see Exhibit 1 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

       Exhibit 2. Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

       Exhibit 3. Authorization of the Trustee to Exercise Corporate Trust Powers (contained in Exhibit 2).

       Exhibit 4. Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

       Exhibit 5.    Not Applicable

       Exhibit 6. The consent of the Trustee required by Section 321 (b) of the Act.

       Exhibit 7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

       Exhibit 8.    Not Applicable

       Exhibit 9.    Not Applicable

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         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, J.P. Morgan Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 22nd day of March, 2004.

                      J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION,
                      TRUSTEE



                      BY: /s/ Steven M. Wagner
                         --------------------------------
                         STEVEN M. WAGNER
                         VICE PRESIDENT

                                    EXHIBIT 6


                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                            March 22, 2004


Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Allstate Life Global Funding and J.P. Morgan Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                           Very truly yours,

                           J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION



                           BY:   /s/ Steven M. Wagner
                                ---------------------------
                                STEVEN M. WAGNER
                                VICE PRESIDENT



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                                    EXHIBIT 7

J. P. Morgan Trust Company, National Association Statement of Condition

December 31, 2003

                              ($000)
Assets
         Cash and Due From Banks                             $     22,115
         Securities                                               141,598
         Loans and Leases                                         106,261
         Premises and Fixed Assets                                 13,111
         Intangible Assets                                        403,878
         Goodwill                                                 250,539
         Other Assets                                              50,801
                                                             ------------
                  Total Assets                               $    988,303
                                                             ------------

Liabilities
         Deposits                                            $    119,625
         Other Liabilities                                        112,490
                                                             ------------
                  Total Liabilities                               232,115

Equity Capital
         Common Stock                                                 600
         Surplus                                                  701,587
         Retained Earnings                                         54,001
                                                             ------------
                  Total Equity Capital                            756,188
                                                             ------------

                  Total Liabilities and Equity Capital       $    988,303
                                                             ------------